SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2007

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2007, the Compensation Committee of the Board of Directors of the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), made certain modifications to Cubist’s 2007 Short Term Incentive Plan (“STIP”), which provides Cubist’s employees, including Cubist’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and its other named executive officers with annual cash awards based on Cubist’s achievement of company goals and the individual employee’s achievement of personal goals for 2007.  The cash awards under the STIP for 2007 will be paid in 2008.

The only modifications of the 2007 STIP were increases in the cash award targets for Cubist’s CFO, David W.J. McGirr, and Cubist’s Executive Vice President and Chief Operating Officer, Robert J. Perez, in each case from 40% to 50% of the officer’s 2007 salary.  Such awards for Mr. McGirr and Mr. Perez remain based 60% on Cubist’s achievement of its company goals and 40% on the individual’s achievement of his personal goals.  Taking into account their 2007 base salaries, Mr. McGirr’s target cash award is $172,500 and Mr. Perez’s target cash award is $195,000.

For Cubist’s CEO and the other named executive officers, the cash award targets and percentage for which such awards are based on company and individual goals were unchanged.

The information included in this Item 5.02 is summary in nature only and is qualified in its entirety by reference to the 2007 STIP, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           STIP Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel
and Secretary

Dated: November 14, 2007